       As filed with the Securities and Exchange Commission on December 23, 1998
                                                  Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ESSEF CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                 Ohio                                         34-0777631
--------------------------------------------------------------------------------
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                       220 Park Drive, Chardon, Ohio 44024
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)               (Zip Code)

                  ESSEF Corporation Employees' Retirement Plan
                  --------------------------------------------
                            (Full title of the plans)

                                Stuart D. Neidus
              Executive Vice President and Chief Financial Officer
                                ESSEF Corporation
                       220 Park Drive, Chardon, Ohio 44024
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (440) 286-2200
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                            Mary Ann Jorgenson, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                        4900 Key Tower, 127 Public Square
                           Cleveland, Ohio 44114-1304

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                                                                     Page 1 of 9
                                                         Exhibit Index on Page 9

                         CALCULATION OF REGISTRATION FEE

================================ ================ ====================== ====================== ====================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities              Amount to be     Offering Price per     Aggregate Offering     Amount of
to be Registered (1)             Registered       Share (2)               Price (2)             Registration Fee
================================ ================ ====================== ====================== ====================
Common Stock, no par value        1,000,000             $ 18.4375            $ 18,437,500           $ 5,125.63
================================ ================ ====================== ====================== ====================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per unit is calculated as the average of the high and low prices for the Common Stock as quoted on the Nasdaq National Market System as of December 22, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
              ------------------------------------------------

              The Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed by ESSEF Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference and made a part hereof.

              No other reports were filed pursuant to the Exchange Act by the Registrant since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

              All documents subsequently filed by the Registrant or the ESSEF Corporation Employees' Retirement Plan (the "ESSEF Retirement Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.       DESCRIPTION OF SECURITIES.
              --------------------------

              The holders of the common shares, without par value of the Registrant (the "Common Shares"), are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. They have no cumulative voting rights with respect to the election of directors. Holders of Common Shares are entitled to dividends if, when and as declared by the Board of Directors of the Registrant (the "Board of Directors") from funds legally available therefor, after payment of dividends required to be paid on outstanding Serial Preferred Shares, without par value of the Registrant ("Serial Preferred Shares"), if any. In the event of liquidation of the Registrant, holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any Serial Preferred Shares then outstanding. No holders of any class of capital shares have preemptive rights. Common Shares are neither redeemable nor convertible into other securities. The outstanding Common Shares are duly authorized, validly issued, fully paid and nonassessable.

         The Board of Directors is authorized, without further action by the shareholders, to issue Serial Preferred Shares in one or more series, to fix the number of shares in such series, and to determine the designations, relative rights (other than voting rights), preferences and limitations of such shares. Such shares, if issued, will entitle the holder to one vote per share and may be issued with conversion rights, which could adversely affect the voting power of the holders of Common Shares. Furthermore, the issuance of such shares may have the effect of making an acquisition of the Registrant more difficult or of deterring potential tender offers.

         The Registrant's Code of Regulations provides for a Board of Directors set at seven members divided into two classes. Class A has three members and Class B has four members. The directors of the class elected at each annual meeting of shareholders hold office for a term of three years. With the resignation of one director in December 1997, the Board of Directors has one vacancy which may be filled when a suitable candidate is identified. Advance notice to the Registrant of shareholder resolutions and nominations is required. The holders of 50% or more of the outstanding shares may call a special meeting.

         Under the control share acquisition provisions of the Registrant's Articles of Incorporation, a party contemplating a "control share acquisition," i.e., an acquisition of (i) 20% or more but less than 33 1/3% of the Registrant's voting power, (ii) 33 1/3% or more but less than 50% of such voting power, or (iii) 50% or more of such voting power, must first obtain the approval of both a majority of the voting power of the Registrant represented at the meeting held to vote on the acquisition and a majority of that portion of such voting power remaining after excluding shares held by any party proposing the acquisition and by officers and director-employees of the Registrant. The directors have the right not to submit to the shareholders proposals that could not be consummated for legal or financial reasons. A vote of the holders of two-thirds of the outstanding Common Shares is required to amend this provision of the Registrant's Articles of Incorporation.

         These provisions regarding classification of the Board of Directors, advance notice of resolutions and nominations, percentage of voting power required to call special meetings and control share acquisitions, as well as the ability of the Board of Directors to issue Serial Preferred Shares as described above, could have the effect of discouraging, delaying or preventing (i) tender offers and other attempts to take control of the Registrant and (ii) changes in management. This may be the case even though certain shareholders may deem such actions to be in their best interests.


Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              ------------------------------------------

              Section 1701.13(E) of the Ohio General Corporation Law sets forth the conditions and limitations governing the indemnification of officers, directors and other person. Section 1701.13(E) provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorney's fees if (i) in the case of other than derivative suits, he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and
(ii) in the case of a derivative suit, he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Section 1701.13(E) provides that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which a director, officer, employee or agent has been adjudged to be liable to the corporation, except with court approval, nor shall indemnification be made in respect of any claim in which the only liability asserted against a director is liability for dividends, distributions or payments to shareholders made contrary to a law or the articles of incorporation or liability for loans to officers, directors or shareholders. Indemnification is mandatory in the case of a director, officer, employee or agent who is successful on the merits or otherwise in defense of a suit against him. The determination whether to indemnify a director, officer, employee or agent is made by a majority of disinterested directors, by independent legal counsel, by the shareholders, or by an Ohio Court of Common Pleas or the court in which the suit is pending.


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



              Article VI of the Registrant's Code of Regulations requires the Registrant to indemnify its directors and officers to the full extent permitted by Ohio law.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, offices or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.


Item 8.       EXHIBITS.
              ---------

              The following is a complete list of exhibits filed as a part of or incorporated by reference in this Registration Statement.

Exhibit No:                Description of Exhibit
-----------                ----------------------

         4.1 Third Amended Articles of Incorporation, effective January 29, 1998. (Reference is made to Exhibit 3.1 to the report on Form 10-K for the year ended September 30, 1998, which exhibit is herein incorporated by reference.)

         4.2               Amended Code of Regulations, dated January 30, 1992.
                           (Reference is made to Exhibit 3.2 to the report on Form 10-K for the year ended September 30, 1998, which exhibit is herein incorporated by reference.)

         4.3 Credit Agreement, dated April 28, 1997, among the Registrant, as Borrower, the Lending Institutions named therein, as Lenders, National City Bank, as Administrative Agent, and ABN Amro Bank N.V., as Syndication Agent. (Reference is made to Exhibit 10 to the report on Form 10-Q for the quarter ended March 31, 1997, which exhibit is herein incorporated by reference.)

         4.4 Amendment No. 1 to Credit Agreement, dated July 1, 1997, among the Registrant, the Lending Institutions named therein, National City Bank, and ABN Amro Bank N.V. (Reference is made to Exhibit 10.12 to the report on Form 10-K for the year ended September 30, 1997, which exhibit is herein incorporated by reference.)

         4.5 Amendment No. 2 to Credit Agreement, dated May 1, 1998, among the Registrant, the Lending Institutions named therein, National City Bank, and ABN Amro Bank N.V. (Reference is made to Exhibit 10.2 to the report on Form 10-Q for the quarter ended June 30, 1998, which exhibit is herein incorporated by reference.)

        23.1               Consent of Deloitte & Touche LLP

        24                 Powers of Attorney

        99                 Registrant Employees' Retirement Plan (January 1,
                           1999 Restatement)



Item 9.       UNDERTAKINGS.

              (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                               (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chardon, and the State of Ohio, on December 23, 1998.

                                                 ESSEF CORPORATION

                                             By: /s/ Stuart D. Neidus
                                                 -------------------------------
                                                 Stuart D. Neidus
                                                 Executive Vice President and
                                                 Chief Financial Officer

         The undersigned directors and officers of the Registrant do hereby constitute and appoint Stuart D. Neidus, Mary Ann Jorgenson, and Thomas B. Waldin, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him/her and in his/her name, place and stead, to execute and file with the Commission under the Securities Act of 1933 a Registration Statement on Form S-8 relating to the registration of 1,000,000 Common Shares issuable or saleable under the ESSEF Retirement Plan, along with an indeterminate amount of interests to be offered or sold pursuant to it (the "Securities"), with any and all amendments, supplements and exhibits thereto, to execute and file any and all other applications or other documents to be filed with the Commission and all documents required to be filed with any state securities regulating board or commission pertaining to such Securities registered pursuant to the Registration Statement on Form S-8, with any and all amendments, supplements and exhibits thereto, each such attorney to have full power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary, advisable or appropriate to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                     Title                                       Date
---------                                     -----                                       ----


/s/ Thomas B. Waldin
---------------------------------
Thomas B. Waldin                              Director, President and Chief Executive     December 23, 1998
                                              Officer (signing as Principal Executive
                                              Officer and a Director)


/s/ Stuart D. Neidus
---------------------------------
Stuart D. Neidus                              Executive Vice President and Chief          December 23, 1998
                                              Financial Officer (signing as Principal
                                              Financial Officer)

/s/ James M. Biggar                           Director                                    December 23, 1998
---------------------------------
James M. Biggar



/s/ Gordon D. Harnett                         Director                                    December 23, 1998
---------------------------------
Gordon D. Harnett



/s/ George M. Humphrey, II                    Director                                    December 23, 1998
---------------------------------
George M. Humphrey, II



/s/ Mary Ann Jorgenson                        Director                                    December 23, 1998
---------------------------------
Mary Ann Jorgenson



/s/ Ralph T. King                             Director                                    December 23, 1998
---------------------------------
Ralph T. King


                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of or other persons who administer the ESSEF Retirement Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chardon, and the State of Ohio on the 23rd day of December, 1998.

                                               ESSEF CORPORATION
                                               EMPLOYEES' RETIREMENT PLAN


                                               By: /s/ Stuart D. Neidus
                                                   -----------------------------
                                                   Stuart D. Neidus

                                  EXHIBIT INDEX

     EXHIBIT                                                                                                    METHOD OF FILING
      NUMBER                                            DESCRIPTION
      ------                                            -----------

         4.1         Third Amended Articles of Incorporation, effective January 29, 1998. (Reference is
                     made to Exhibit 3.1 to the report on Form 10-K for the year ended on September 30,                   *
                     1998, which exhibit is herein incorporated by reference.)

         4.2         Amended Code of Regulations, dated January 30, 1992. (Reference is made to Exhibit                   *
                     3.2 to the report on Form 10-K for the year ended September 30, 1998, which exhibit is herein incorporated by reference.)

         4.3         Credit Agreement, dated April 28, 1997, as amended by Amendment Nos. 1 and 2, among                  *
                     the Registrant, as Borrower, the Lending Institutions named therein, as Lenders,
                     National City Bank, as Administrative Agent, and ABN Amro Bank N.V., as Syndication
                     Agent. (Reference is made to Exhibit 10 to the report on Form 10-Q for the quarter ended March 31, 1997, which exhibit is herein incorporated by reference.)

         4.4         Amendment No. 1 to Credit Agreement, dated July 1, 1997, among the Registrant, the                   *
                     Lending Institutions named therein, National City Bank, and ABN Amro Bank N.V.
                     (Reference is made to Exhibit 10.12 to the report on Form 10-K for the year ended
                     September 30, 1997, which exhibit is herein incorporated by reference.)

         4.5         Amendment No. 2 to Credit Agreement, dated May 1, 1998, among the Registrant, the                    *
                     Lending Institutions named therein, National City Bank, and ABN Amro Bank N.V.
                     (Reference is made to Exhibit 10.2 to the report on Form 10-Q for the quarter ended
                     June 30, 1998, which exhibit is herein incorporated by reference.)

        23.1         Consent of Deloitte & Touche, LLP                                                                   * *

        24           Powers of Attorney                                                                         See Signature Page

        99           Registrant Employees' Retirement Plan (January 1, 1999 Restatement)                                 * *

------------------
*  Incorporated by reference
** Filed herewith